                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K
                               ------------------


                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                NOVEMBER 18, 1998
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)


                                  RESTRAC, INC.
             (Exact name of Registrant as specified in its charter)

                               ------------------

            Delaware                    0-20735                   04-2935271
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

           91 Hartwell Avenue
             Lexington, MA                                        02421
(Address of principal executive offices)                        (zip code)

                                 (781) 869-5000
                         (Registrant's telephone number)

                               ------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 18, 1998, Restrac, Inc. announced that it had acquired the Junglee Employment Services business from Amazon.com. In exchange for cash of $6 million and approximately 1.7 million shares of Restrac common stock, Restrac received exclusive rights to Junglee's online recruitment technologies. Restrac also acquired Junglee's Internet production sites and will manage and develop the employer and career site business relationships established by Junglee. Restrac did not retain any Junglee personnel in connection with the transaction. Ram Shriram, Amazon's vice president of business development, will join Restrac's board of directors.

ITEM 7. FINANCIAL STATEMENTS , PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) and (b) As this acquisition does not represent the acquisition of a business, separate entity or subsidiary of the seller as anticipated by Regulation S-X, and since there are no historical financial statements related thereto, no financial statements are required or included herein.

         (c)  Exhibits

                  2.1 Asset Purchase Agreement dated November 18, 1998, by and among Restrac, Inc., Amazon.com, Inc. and Junglee Corp.

                 99.1 Press Release dated November 18, 1998 regarding the acquisition



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Restrac, Inc.
                                               (Registrant)

     Date: December 3, 1998        By: /s/     LARS D. PERKINS
                                       -------------------------------
                                       Lars D. Perkins, Chief Executive Officer




                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------
     2.1                   Asset Purchase Agreement dated November 18, 1998, by
                           and among Restrac, Inc., Amazon.com, Inc. and Junglee
                           Corp.

    99.1 Press Release dated November 18, 1998 regarding the acquisition